CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent auditors, we hereby consent to the incorporation by reference in this Form 10-K Annual Report of our report dated June 11, 1996, in the following Registration Statements:

                          Registration
Form:                       Number:                      Relating to:
- -------------------------------------------------------------------------------


S-8                         33-14219        Smithfield Foods, Inc. 401(k) Plan
                                            for Salaried Employees

S-8                         33-53024        1984 Stock Option Plan

S-3                         33-6137         Offering of Common Stock by the
                                            selling stockholder named therein


It should be noted that we have not audited any financial statements of the Company subsequent to April 28, 1996 or performed any audit procedures subsequent to the date of our report.

                                                   ARTHUR ANDERSEN LLP

Richmond, Virginia,
  July 18,  1996